                                                                     Exhibit 3.4

      I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Memorandum of General Meeting of Association and By-laws of Galaxy Brasil S.A.


                                          By: /s/ DOUGLAS DURAN
                                              ---------------------
                                                  DOUGLAS DURAN
                                                  Attorney-in-fact

Date: October 1, 1997

                              GALAXY BRASIL S.A.

                 MEMORANDUM OF GENERAL MEETING OF ASSOCIATION

DATE, TIME AND PLACE: On March 9, 1995, at 10:00 AM, in this capital city, at Rua do Rocio, 313 - 9th floor.

ATTENDANCE: TEVECAP S.A., with its principal place of business at Rua do Rocio, 313, suite 101, enrolled with the Board of Taxpayers CGC/MF under no. 57.574.170/0001-05 and registered with the Board of Trade of Sao Paulo under NIRC no. 35300129623 on 07.27.94, represented by its Directors, Jose Augusto Pinto Moreira, a Brazilian citizen, married, economist, residing and domiciled at Alameda Argentina, 406, Barueri-SP, bearer of ID Card RG no. 2.944.700 and enrolled with the Board of Taxpayers CIC under no. 128.701.967-68 and Claudio Cesar D'Emilio, a Brazilian citizen, married, business administrator, residing and domiciled at Rua Padre Anibal Difrancia, 182 - Sao Paulo-SP, bearer of ID Card RG no. 4.493.895 and enrolled with the Board of Taxpayers CIC under no. 273.258.818-00, and JOSE AUGUSTO PINTO MOREIRA, whose particulars are given above.

CHAIRMAN: Jose Augusto P. Moreira.

SECRETARY: Claudio Cesar D'Emilio.

AGENDA: Organization of Joint Stock Company.

DOCUMENTS: By-Laws (Exhibit I), Subscription Bulletin and Deposit receipt (Exhibit II).

RESOLUTIONS: 1) The organization of a joint stock company was approved, to be called "GALAXY BRASIL S.A.", with its principal place of business in this capital city, at Rua do Rocio, 313 - 9th floor, with an initial capital of R$2,000.00 (two thousand Reais) divided into 200 (two hundred) nominative common shares, without par value, totally subscribed and paid-up in Brazilian currency by the subscribers TEVECAP S.A. and Jose Augusto P. Moreira, according to the subscription bulletin (Exhibit II). On the date hereof a deposit has been made with Banco do Brasil in the name of the corporation under organization (Exhibit
II). The filing of this memorandum of association with the Board of Trade will precede the start-up of operations;

2) The members present waived the reading of the Subscription Bulletin (Exhibit
II) and of the By-Laws (Exhibit I) in view of the fact that the subscribers of the Corporation's capital stock were fully aware thereof, which documents were entirely ratified and approved.

3) The Board of Directors was elected as follows: Director President - Jose Augusto Pinto Moreira, whose particulars are given above; Financial Director - Claudio Cesar D'Emilio, whose particulars are given above; and Administrative Director - Angelo Silvio Rossi, a

Brazilian citizen, divorced, publisher, bearer of ID Card RG no. 3.253.153 and enrolled with the Board of Taxpayers CIC under no. 169.959.538-00, residing and domiciled at Alameda Joaquim Eugenio de Lima, 1647 - apt. 18, Sao Paulo-SP. The compensation of the Directors was fixed, at the maximum, at the individual and joint deductibility limit established by the income tax legislation, which may be updated in accordance with the variation of such limits which takes place during their term of office, with the exception of those positions for which compensation is waived at the Board of Directors' Meeting. The Directors elected hereby will remain in office until the Corporation's First General Shareholders Meeting is held; however, the current Directors will remain in office until such time as the newly elected Directors take office.

TERMINATION: Having nothing further to discuss, the Meeting was terminated and these Minutes were signed by all those present.

                          Sao Paulo, March 09, 1995.

                                 TEVECAP S.A.
        (signed by Jose Augusto P. Moreira and Claudio Cesar D'Emilio)

                                  (signature)
                            JOSE AUGUSTO P. MOREIRA

ATTEST:
(Attorney's signature)

(enclosure)

                              GALAXY BRASIL S.A.
                 MEMORANDUM OF GENERAL MEETING OF ASSOCIATION

                                   EXHIBIT I
                                    BY-LAWS

                    NAME, HEAD OFFICE, OBJECT AND DURATION

ARTICLE ONE. GALAXY BRASIL S.A. is a joint stock company governed by these By-Laws and by the applicable legal provisions.

ARTICLE TWO. The Corporation's principal place of business and venue are located in the City of Sao Paulo, State of Sao Paulo and it may, by resolution of the Board of Directors, open or close facilities anywhere in Brazil or abroad.

ARTICLE THREE. The Corporation's objects are: (i) the performance of distribution services of subscriber multi channel television programming, throughout the Brazilian territory, through direct satellite transmission, as well as the performance of any other related activity; (ii) participation in other companies.

ARTICLE FOUR. The Corporation has an indeterminate term of duration.

                                 CAPITAL STOCK

ARTICLE FIVE. The capital stock is R$2,000.00 (two thousand Reais) divided into 200 (two hundred) nominative common shares, without par value.

ARTICLE SIX. Each common share will entitle its holder to one vote at the General Meeting's resolutions.

ARTICLE SEVEN. The shareholders have the right of first refusal in the subscription of new shares, in the proportion of their stockholdings.

ARTICLE EIGHT. Shareholders will necessarily pay up the subscribed capital under the conditions provided at the time of subscription, which may provide payment through calls made by the Corporation's management bodies.

      Sole Paragraph. The shareholder who fails to make payment on the agreed dates will be legally deemed in arrears and will be subject to the payment of one percent (1%) interest, monetary restatement and a fine of ten percent (10%) of the value of the installment in arrears.

                                GENERAL MEETING

ARTICLE NINE. The Shareholders' General Meeting will meet annually and specially in accordance with the law and the Meeting will be chaired by the Shareholder appointed at the time it convenes.

ARTICLE TEN. The General meeting will be called by the acting Director
President.

ARTICLE ELEVEN. The General Meeting will exclusively resolve upon the following, apart from the other matters provided by law:

      I -  Amendment to the By-laws;

      II - Election or removal, at any time, of the Corporation's directors and determination of their compensation;

      III - establishment of policies and guidelines for the Corporation;

      IV - authorization of the disposal and encumbrance of the Corporation's fixed assets, in excess of R$34,000.00 (thirty-four thousand Reais); and

      V - authorization of the offering of guarantees, including surety and collateral to third parties, except guarantees to Controlling and controlled Companies or affiliates.

ARTICLE TWELVE. The matters listed below will necessarily be approved by shareholders representing at least 51% (fifty-one percent) of the Corporation's voting stock:

      I - change in preferences, advantages and redemption or amortization conditions for shares or creation of new classes of shares;

      II - creation of beneficiary portions;

      III - change of compulsory minimum dividend;

      IV - fundamental change in the Corporation, including undertaking new lines of business;

      V - Corporation's incorporation by another company, or its merger or split-off;

      VI - Corporation's dissolution or suspension of liquidation status;

      VII - creation and issue of debentures;

      VIII - the performance of acts not specifically listed which go beyond the Corporation's ordinary sphere of operation.

                                  MANAGEMENT

ARTICLE THIRTEEN. The Corporation shall be managed by a Board of Directors, consisting of three members, who may or may not be shareholders, residents of Brazil, elected and subject to removal by the General Meeting. The Corporation's Directors will be one Director President, one Financial Director and one Administrative Director.

      Sole Paragraph. The Board of Director's term of office is three years, reelection being permitted. The elected Directors will remain in office until their successors take office.

ARTICLE FOURTEEN. The Directors will replace each other in their absences or disabilities. In the event of a definitive vacancy, the General Meeting will appoint a substitute, who will remain in office for the substituted Director's remaining term of office.

ARTICLE FIFTEEN.  The Board of Directors will meet to:

      I - prepare the financial statements and the management's report, which will be submitted to review by the Audit Committee members, if applicable, and forwarded to the General Meeting;

      II - resolve upon the opening, closing down and transfer of facilities anywhere in Brazil or abroad;

      III - authorize the disposal and encumbrance of the Corporation's fixed assets up to a maximum limit of R$34,000.00 (thirty-four thousand Reais);

      IV - appoint and remove independent auditors;

      V - resolve upon its participation in other companies or ventures;

      VI - resolve upon the submission to the General Meeting of proposals for capital increases and amendment to these By-Laws; and

      VII - resolve upon matters attributed by law, by the by-Laws and by the General Meeting.

      Sole Paragraph. The Board of Directors will meet at the call of any of the Directors and in the event of a draw as regards any resolution, the matter will be put forward at the General Meeting.

ARTICLE SIXTEEN. The Director President will be mainly responsible for the management of the Corporation's external business.

ARTICLE SEVENTEEN. The Financial Director will establish the Corporation's financial policy and will liaise with official and private financial institutions and with the Government's agencies in the financial area.

ARTICLE EIGHTEEN. The Administrative Director will mainly be responsible for the Corporation's general and internal management.

ARTICLE NINETEEN. Any Director or an attorney-in-fact appointed in compliance with the provisions hereof will individually represent the Corporation as Plaintiff or Defendant, in or out of Court and before any federal, state, municipal and quasi-governmental departments and any individuals and corporations in general.

      Paragraph One. Two Directors will necessarily sign powers-of-attorney specifying the granted powers, limits, conditions and term of validity, with the exception of the "ad judicia" powers-of-attorney, which will have an indeterminate term of validity.

      Paragraph Two. The acts, agreements and documents which represent a liability for the Corporation or exempt third parties from liabilities before the Corporation, as well as the disposal or encumbrance of fixed assets up to the amount of R$34,000.00 (thirty-four thousand Reais), will always be signed by two Directors, or one Director jointly with one attorney-in-fact or further, two attorneys-in-fact empowered pursuant to the provisions hereof.

      Paragraph Three. Only the individual signature of any Director or of one attorney-in-fact duly appointed and with specific powers will be necessary for the performance of day-to-day acts, forwarding ordinary mail, issuing receipts, endorsing checks for deposit in the Corporation's bank accounts, endorsing trade bills issued by the Corporation or in its favor for collection, discount or collateral with financial institutions for the Corporation's credit.

ARTICLE TWENTY. The use of the company's name is strictly barred in sureties, collateral, acceptances, endorsements or in documents which do not represent acts of interest to the Corporation or which imply an act of graciousness.

                                AUDIT COMMITTEE

ARTICLE TWENTY-ONE. The Corporation will have an Audit Committee which will not convene permanently, consisting of three (3) standing and three (3) deputy members, who may or may not be shareholders, elected by the General Meetings and with the attributions afforded by law.

      Paragraph One. Only individuals residing in Brazil may be elected to the Audit Committee, who will be required to comply with the legal requirements and who will remain in office until the first Annual Shareholders Meeting which is held after their election, reelection being permitted.

      Paragraph Two. The compensation of the Audit Committee members will be established by the General Meeting which elects them, subject to the legal provisions.

           FISCAL YEAR, FINANCIAL STATEMENTS AND PROFIT DISTRIBUTION

ARTICLE TWENTY-TWO. The fiscal year will begin on January 1 and will end on December 31 of each year.

ARTICLE TWENTY-THREE. Subject to the legal provisions in force, the financial statements will be drawn up at the end of each fiscal year.

ARTICLE TWENTY-FOUR. The net profits ascertained in each fiscal year, after the legal deductions, will be appropriated according to the General Meeting's resolution, once the Audit Committee has expressed its opinion, if it is convened.

      Paragraph One. The shareholders are assured the right to an annual compulsory dividend not less than twenty-five percent (25%) of the fiscal year's net profits, after the deduction of the quota appropriated for legal reserves.

      Paragraph Two. The Corporation may draw up interim balance sheets every six (6) months or at shorter intervals and distribute dividends.

                           MISCELLANEOUS PROVISIONS

ARTICLE TWENTY-FIVE. The Corporation will be dissolved in the events provided by law or by resolution of the General Meeting, which will determine the manner of liquidation and will appoint the liquidator and the Audit Committee which will convene during the liquidation period.

                           Sao Paulo, March 09, 1995

                                 TEVECAP S.A.
        (signed by Jose Augusto P. Moreira and Claudio Cesar D'Emilio)

                                  (signature)
                            JOSE AUGUSTO P. MOREIRA

(authenticity seal)

(enclosure)

                 SUBSCRIPTION BULLETIN FOR INITIAL CAPITAL OF
                              GALAXY BRASIL S.A.

                                   EXHIBIT II

Subscription bulletin for capital stock in the amount of R$2,000.00 (two thousand Reais), represented by 200 (two hundred) nominative common shares, without par value, hereby totally subscribed and paid up in Brazilian currency, by the undersigned subscribers, whose particulars are given below.

Unit issue price:  R$10.00 (ten Reais)

NAME AND PARTICULARS OF                          SHARES         PAID UP VALUE
SUBSCRIBER                                     SUBSCRIBED            (R$)

TEVECAP S.A., enrolled with the Board of
Taxpayers CGC/MF under no.
57.574.170/0001-05, represented by its            199                1,990.00

Directors Jose Augusto P. Moreira and Claudi
Cesar D'Emilio

Jose Augusto P. Moreira, a Brazilian citizen
married, economist, residing and domiciled a
Alameda Argentina, 406, Alphaville II,              1                   10.00
Barueri-SP, ID Card RG no. 2.944.700 and
CIC no. 128.701.967-68

TOTAL                                             200                2,000.00

                           Sao Paulo, March 09, 1995

                                 TEVECAP S.A.
        (signed by Jose Augusto P. Moreira and Claudio Cesar D'Emilio)

                                  (signature)
                            JOSE AUGUSTO P. MOREIRA

(authenticity seal)

I hereby declare that I have received the following MINUTES OF SPECIAL SHAREHOLDERS MEETING, in Portuguese, which I duly translate into English as follows:

                              GALAXY BRASIL S.A.
                         CGC/MF No. 00.497.373/0001-10
                             NIRE No. 35300141385

                  MINUTES OF THE SPECIAL SHAREHOLDERS MEETING
                             HELD ON April 30,1996

PLACE AND TIME: Company's headquarters, at Rua do Rocio,313 - 9th floor, at 8:00 AM

ATTENDANCE: Shareholders representing the full amount of capital stock.

CHAIRMAN: Mr. Jose Augusto P. Moreira.

SECRETARY: Claudio Cesar D'Emilio.

RESOLUTIONS: (Taken by unanimous vote):

1) The capital increase was approved from R$5,702,449.00 (five million seven hundred and two thousand four hundred and forty-nine Reais) to R$15,702,449.00 (fifteen million seven hundred and two thousand four hundred and forty-nine Reais), an increase, therefore, of R$10,000,000.00 (ten million Reais), through the issue of 1,000,000 (one million) nominative common shares, without par value, hereby fully subscribed and paid up by TEVECAP S.A., by using credits against the Corporation, pursuant to the enclosed subscription bulletin. The shareholder Jose Augusto P. Moreira waived his right of first refusal to subscribe for said shares. Unit Price of Issue: R$10.00 (ten Reais);

2) In view of the provisions of item "1" above, the amendment to Article Five of the By-Laws was approved, which shall henceforth be worded as follows:

      "ARTICLE FIVE. The capital stock is R$15,702,449.00 (fifteen million seven hundred and two thousand four hundred and forty-nine Reais), divided into 1,570,200 (one million five hundred and seventy thousand and two hundred) nominative common shares, without par value."

TERMINATION: Having nothing further to discuss or to add, the Meeting was terminated and these Minutes were signed by all the shareholders present. Sao Paulo, April 30, 1996. (signed) TEVECAP S.A. (represented by its Directors Jose Augusto P. Moreira and Claudio Cesar D'Emilio) and JOSE AUGUSTO P. MOREIRA.

Conforms with original

(signed) Jose Augusto P. Moreira, Chairman.

ATTEST:
(signed by attorney, Silvia Cristina L. Bernardes, OAB/SP 74.256)

(enclosure)

                              GALAXY BRASIL S.A.
                         CGC/MF No. 00.497.373/0001-10
                             NIRE No. 35300141385

                         LIST OF SHAREHOLDERS PRESENT

                         SPECIAL SHAREHOLDERS MEETING
                            HELD ON APRIL 30, 1996

01 TEVECAP S.A., with address at Rua do Rocio, 313 - suite 101 - SP, holder of 570,199 shares.

02 JOSE AUGUSTO P. MOREIRA, a Brazilian citizen, residing at Alameda Argentina, 406, Alphaville II, Barueri-SP, holder of one share.

Total             570,200 shares

Conforms with original
(signed) Jose Augusto P. Moreira, Chairman
(Authenticity Seal)

                              GALAXY BRASIL S.A.
                         CGC/MF No. 00.497.373/0001-10
                             NIRE No. 35300141385

                             SUBSCRIPTION BULLETIN
                         SPECIAL SHAREHOLDERS MEETING
                             HELD ON APRIL 30,1996

Subscription bulletin for capital stock increase, resolved at the Special Shareholders Meeting held on April 30, 1996.

Issue of 1,000,000 (one million) nominative common shares, without par value, totally subscribed and paid up on the date hereof through credits against the Corporation.

Unit issue price: R$10.00 (ten Reais)

          NAME AND PARTICULARS OF                SHARES         PAID UP VALUE
                SUBSCRIBER                     SUBSCRIBED            (R$)

TEVECAP S.A., with head offices at Rua do       1,000,000        10,000,000.00
Rocio 313, suite 101, enrolled with the Board of Taxpayers CGC/MF under no.
57.574.170/0001-05, represented by its
Directors Jose Augusto P. Moreira and Claudio
Cesar D'Emilio

                                 TEVECAP S.A.

        (signed by Jose Augusto P. Moreira and Claudio Cesar D'Emilio)

                              GALAXY BRASIL S.A.

                                 (signatures)